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The Children’s Place: Executing a Transformation to a Leading Global, Omni-Channel Children’s Apparel Brand May 2015

Safe Harbor Statement Forward Looking Statements This presentation may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2015. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. Important Additional Information The Children’s Place, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.childrensplace.com, by writing to The Children’s Place, Inc. at 500 Plaza Drive, Secaucus, NJ 07094, or by calling the Company’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885. 1

The Children’s Place Today 2 Financial Overview ($mm) Management Tenure TSR2 (10-Dec-2009 – 14-Apr-2015) • Largest pure play children’s specialty apparel retailer in North America ‒ #1 brand awareness and the highest market share among children’s specialty retailers • 1,097 retail stores with fast growing international and e-commerce businesses1 • We are known for fashion, outfitting, value and convenience • Stock is currently trading near an 8-year high ¹ Store data as of January 31, 2015. 2 Represents period since announcement of Jane Elfers as CEO. 3 Specialty Retail Peers consist of: Abercrombie, Aeropostale, American Eagle, Ann, Ascena, Buckle, Carter’s, Chico’s and GAP. Increasing Diversification of Revenue Mix 117% 113% 83% The Children’s Place S&P 500 Specialty Retail Peers³ $ 1,299 Total FY 2014 Revenue 1,761 Adjusted EBITDA 160 Adjusted EBITDA Margin 9.0 % FY2014 Comp Sales 0.4 % Market Capitalization (14-Apr-2015) • Rapid expansion in e-commerce channel growing from 7% of total sales in 2009 to 16% of total sales in 2014 • International franchise business launched in 2012 with two international partners and 12 stores, grew to five international partners and 72 stores in 2014 • Wholesale business launched in 2012 with one account and ended in 2014 with eight wholesale customers

Delivering Superior Shareholder Value Executing a Higher Growth, Higher Value Strategy Changing market dynamics for kid’s apparel, coupled with historical under investment and failure to adapt, meant The Children’s Place needed a new strategy for success Successfully executing a long-term strategic plan to transform The Children’s Place from a low-growth, North American mall-based specialty children’s apparel retailer to a leading global, omni-channel children’s apparel brand Tangible results achieved in 2014 with differentiated performance vs peers and growing momentum Strong operational momentum; on track to deliver positive results in 2015 from the strategy transformation, consistent with our commitment communicated to shareholders New Leadership Has Delivered Results for the Shareholders 117% total shareholder return under current management, outperforming S&P 500 and specialty retail peers1 Approximately $493 million of total capital returned to shareholders since the Board authorized the capital return program in 2009 Track record of creating shareholder value while in the middle of a strategic transformation, and despite strong headwinds facing specialty retailers and children’s apparel companies Strong, Independent Board, with a Track Record of Responding to Shareholder Feedback Highly engaged, independent Directors with diverse knowledge and experience relevant to our business All directors except the CEO, Jane Elfers, are independent Fresh perspectives with five new Directors added to the Board since 2011, including two in 2014 Strong, enhanced governance and executive compensation policies designed to ensure management accountability and alignment with shareholders ¹ Total Shareholder return for time period 12/10/2009 – 04/14/2015. Specialty Retail Peers consist of: Abercrombie, Aeropostale, American Eagle, Ann, Ascena, Buckle, Carter’s, Chico’s and GAP. 3 Macellum & Barington Agenda is Flawed and Wrong for The Children’s Place Dissident’s lack of any constructive engagement, reliance on public attacks condemning CEO and demanding a sale of the company, coupled with an unfocused and inconsistent list of demands makes it clear that they are aiming to advance their own agenda rather than providing value-enhancing input that would benefit all shareholders Inaccurate and distorted views of company performance and leadership

Driving a Transformation, Delivering Results 4 Executing a clearly defined transformation strategy to continue to drive shareholder value Outperformed the market and peers since Jane Elfers was announced, and growing momentum for continued outperformance Stock is currently near an eight-year high, reflecting market’s recognition of the progress made Engaged and independent board, with track record of adding new perspectives Best-in-class management team in place to deliver on our strategy for shareholders

Agenda 5 II. Through the Transformation, Record of Delivering Value to Shareholders I. TCP Strategy for Transforming the Company to a Global Omni-Channel Brand III. Highly Qualified Board and Enhanced Corporate Governance V. Concluding Remarks IV. Macellum / Barington Proxy Fight

17,734 20,145 2009 2013 # of US Stores (Retailers with Children’s Departments) Market Trends In Children’s Specialty Apparel Meant The Children’s Place Needed to Adapt Over 2,400 Stores Added… Kid’s Apparel Has Become More Competitive Source: NDC, NPD and Company filings 6 Specialty Retailers Retailers / Wholesalers Mass Discounters While Birth Rates Have Declined Significantly 3,932 3,700 3,800 3,900 4,000 4,100 4,200 4,300 2008 2009 2010 2011 2012 2013 US Yearly Births (’000s)

In 2010, Children’s Place Announced a New Strategy that Was Well Received by the Marketplace 7 “After meeting new president and CEO Jane Elfers, we have a higher degree of confidence PLCE can further penetrate the children’s value apparel market. Ms. Elfers’s cross functional style of managing and belief in communication and collaboration, with robust systems support, signals a positive inflection point.” - Susquehanna, March 22, 2010 “PLCE’s new CEO, Jane Elfers, has brought in a new team, accurately diagnosed the problems confronting PLCE and sequenced her initiatives to maximize execution and the probability of success.” - Morgan Stanley, October 26, 2010 “As it begins 2010 with its new CEO Jane Elfers, we think PLCE can regain greater consistency in sales and earnings performance, with plenty of operating margin improvement potential over the next several years by reining in inventory, allocating it better and making some refinements to its merchandising. We heard more about these initiatives when we met the new CEO at a meeting held for the sellside on 3/19, which reinforced our positive view of the margin opportunity at PLCE and longer-term growth potential once her initial strategies are implemented.” - Caris & Company, March 22, 2010 “Since her arrival in early January, we have been impressed by actions taken by Elfers to improve the firm’s operating performance including limiting liquidations at the outlets and actions taken to sharpen the brand’s value messaging with regard to Easter dressy.” - Sterne Agee, March 10, 2010

Channel Expansion We Are Making Significant Progress Towards Our Goal of Becoming a Global Omni-Channel Children’s Brand Talent 8 Operational Excellence Product Focus Transforming Business through Technology Fleet Optimization 1 2 3 4

Transforming Our Product Offering in Every Division and Category 9 • Immediate focus in 2010 on consistent product execution across all divisions • Immediate focus in 2010 on big kids (size 4- 14) opportunity based on upcoming demographic shifts • Ensure in-stock positions on key item year round basics • More frequent deliveries of newer fashion assortments to maintain currency of inventory flows • Successfully developed a contemporary sourcing strategy to address significant changes that had and were occurring globally Consistent #1 Market Share Among Children’s Specialty Retailers Since 2010 Shows Product Is Strongly Resonating With Customers 2014 2009 29.4% 31.9% 19.8%9.4%4.7% SE Asia India Sub-continent Greater China Greater Africa Americas 26.3% 11.7% 41.4% 17.4% 2.7% SE Asia India Sub-continent Greater China Greater Africa Americas Sourcing Migration to Emerging Market Opportunities 36.8% 24.2% 15.2%12.9% 3.0% SE Asia India Sub-continent Greater China Greater Africa Americas 1

Business Transformation Through Technology 10 •We are in the third year of a five-year plan of a company-wide transformation of our technology and systems •Our technology initiatives are strengthening our inventory management capabilities including planning, allocation and replenishment. Global sourcing, logistics and distribution systems have and are being upgraded. And we are intensely focused on our expanding our omni-channel capabilities through upgrades to our digital and mobile platforms •In 2014 we successfully: ‒Launched core merchandising and pricing modules within our ERP(enterprise resource planning) system ‒Built a global sourcing portal ‒Upgraded our US and Canadian websites and our mobile site ‒Launched a state of the art assortment planning tool which impacts our BTS 2015 deliveries •In 2015 we are: ‒Implementing state of the art inventory allocation and replenishment tools ‒Building out technology to enable us to more rapidly expand our international and wholesale businesses in 2016 and beyond ‒Continuing to implement sophisticated technologies to further enable our omni-channel capabilities and provide a seamless shopping experience for our customers Investments in Systems are Enhancing Our Capabilities and Operating Performance 2

$119 $151 $176 $215 $246 $280 7% 9% 10% 12% 14% 16% FY09FY10FY11FY12FY13FY14E-Commerce Revenue ($mm)% of Total RevenueGlobal Growth Through Alternate Channels of Distribution 11 •E-Commerce has grown at an 18.5% CAGR since 2009 ‒16% of total sales in fiscal 2014 •Launched a Canadian e-commerce site in 2012 ‒60% CAGR since the launch •Launched an international franchise business with one partner in 2012 ‒Ended FY2014 with five international partners and 72 franchise stores •Launched a wholesale business in 2012 with one account ‒Ended FY2014 with eight wholesale accounts •Completely revamped our outlet strategy ‒Shifted from an outdated clearance center model to a significantly more profitable made for outlet model E-Commerce Revenue Growth 3

Store Fleet Optimization in North America 12 Fleet Facts 1,097 Stores in North America Brand Performs Well Across Variety of Formats United States 88% Canada 12% Premium Malls 56% Value Centers & Small Markets Outlets 12% Street/Strip/Other 8% 24% 4 • Developed a new store prototype in 2010 with significantly better economics • Strategic decision to open off mall locations based on favorable economics, declining mall traffic and changing consumer shopping patterns • Closed 147 underperforming stores since 2010: 145 of which were opened under prior management • Plan is to close an additional 124 stores in North America through 2017

Agenda 13 I. TCP Strategy for Transforming the Company to a Global Omni-Channel Brand II. Through the Transformation, Record of Delivering Value to Shareholders III. Highly Qualified Board and Enhanced Corporate Governance V. Concluding Remarks IV. Macellum / Barington Proxy Fight

Maintaining Leading Market Share In an Increasingly Competitive Environment Source: Market share data from NPD Group, Company filings Note: Same-store-sale figures are based off the latest fiscal year available. Ascena same-store sales for Q42014. Top Quartile Sales Performance in 2014 … Maintaining Leading Market Share Strong Same-Store-Sales in 2014 Versus Specialty Retail 14 5.9% 5.8% 5.8% 5.8% 5.8% 2010 2011 2012 2013 2014 (Estimated) 0.4% 3.7% 0.0% 0.0% 0.0% (1.9)% (4.0)% (5.0)% (8.0)% (11.0)%

Baby (Ages 0-2) 35 % Other 65 % Carter’s Is Not a Close Operating Peer Source: Market share data from NPD Group, Company filings Note: Oshkosh figures are for Oshkosh retail 1 Numbers shown for FY14 are based off of latest LTM data available as of Jan-2015 for Justice. 2 Oshkosh retail operating margins allocate corporate overhead as a percentage of sales. 2 Baby figures exclude 0 – 2 year products within sleepwear, playclothes, OshKosh, international and other business segments. Despite Increasingly Competitive Market, Operating Performance Ahead of Children Apparel Peers 15 Other 94 % Baby (Ages 0-2) 6 % Product Mix 18,000 1,100 Carter’s The Children’s Place 2.0% (2.0)% 8.0% 2.0% (2.8)% (6.0)% 2.0% (3.4)% 0.4% (3.0)% (4.0)% 3.3% 2012 2013 2014 Operating Margins Exceeding Closest Peers Strong Recent Same-Store-Sales Momentum 6.4% 5.9% 13.2% (6.8)% 6.0% 3.8% 13.0% (6.2)% 5.6% 2.4% 3.9% (1.7)% 2012 2013 2014 ¹ 2 Points of Distribution 1 Carter’s3 The Children’s Place

Stock Price Is Up 114% Since Jane Elfers’ Appointment… Source: Press releases, Factiva and Bloomberg; Market data as of 14-Apr-2015 Stock Price Is Near Its 8-Year High 16 New Strategy & Leadership Transformation into Global, Omni-Channel Brand Delivering Returns $29.07 $0 $10 $20 $30 $40 $50 $60 $70 $80 Dec-2009 Oct-2010 Sep-2011 Aug-2012 Jul-2013 May-2014 Apr-2015 Closing Price (USD)$62.28 12-Mar-2015Announced Q4’14 and full year results. EPS for the quarter was $0.94 versus consensus of $0.93 10-Dec-2009 Jane Elfers appointed CEOStock increased 66.8%between appointment of Jane Elfers and April 14, 2010-Maintained leading market share-Maintained operating margins in contrast to closest peers-Consistent return of capital to shareholders-Initiated quarterly dividend-Management commitment to deliver results from investments -Very confident of continued strong results in 2015

…And Has Outperformed Peers and S&P 500 Indexed Stock Price Since 10-Dec-20091 Total Shareholder Return Over Time of CEO Tenure 2010 2011 2012 2013 2014 2015YTD Since 12/10/09¹ Children’s Place 50.4% 7.0% (16.6)% 28.6% 0.1% 9.3% 114.2 % Specialty Retail Peers² 24.4 (2.3) 31.2 0.7 (12.7) 9.0 71.8 S&P 500 12.8 (0.0) 13.4 29.6 11.4 1.8 90.1 240%Dec-09 Sep-10 Jun-11 Mar-12 Dec-12 Sep-13 Jul-14 Apr-15 Indexed Price Children’s Place Specialty Retail Peers² S&P 500 80% 100% 120% 140% 160% 180% 200% 220% New Strategy & Leadership 10-Dec-2009 – 14-Apr-2010 5 Year 3 Year Delivering Results 1 Year 66.8% 33.7% 9.8% 0.6% 66.8% 34.3% 10.5 % Children’s Place Specialty Retail Peer S&P 500 73.1% 28.6% 28.5% 19.3% 8.0% 1.6% 92.4% 36.6% 30.1 % S&P 500 Specialty Retail Peers Children’s Place 53.0% 28.6% 7.8% 10.1% 1.6% 4.5% 63.1% 30.2% 12.2 % S&P 500 Children’s Place Specialty Retail Peers 28.3% 14.5% 5.2% 1.3% 2.4% 1.7% 29.6% 16.8% 6.9 % Children’s Place S&P 500 Specialty Retail Peers Stock Price Dividends Source: Bloomberg as of 14-Apr-2015 1 Date of announcement of Jane Elfers’ appointment as the CEO. 2 Specialty Retail Peers consist of: Abercrombie, Aeropostale, American Eagle, Ann, Ascena, Buckle, Carter’s, Chico’s and GAP.

52% 55% 48% 38% 10% 34% 2% 6% 17% 11% 7% 18% 49% 25% 28% 31% 34% 45% 45% 51% 65% 66% 70% 94% 100 % Repurchase Dividends Capex Source: Company filings and Capital IQ Note: Above is sorted based off of sum of stock repurchases and dividends. Allocation of Capital Spend Over Last Twelve Month Period Prudent and Balanced Approach to Allocation of Capital 18

Successful Execution of Our Strategy Has Enabled Significant Return of Capital to Shareholders • Prudent cash flow management has allowed us to consistently reward shareholders over the last 5 years ‒ We have purchased over $481 million of our common stock since the Board authorized the capital return program in 2009 • Our share repurchases over the last three years as a percentage of market capitalization is 19%, well above the peer group median of 14% • In fiscal 2014, we instituted a dividend for the first time in our history ‒ In the first fiscal quarter of 2015, we increased the dividend by over 13% • Strong balance sheet provides flexibility $ 12 $ 68 $ 159 $ 250 $ 339 $ 405 $ 481 $ 68 $ 159 $ 250 $ 339 $ 405 2009 2010 2011 2012 2013 2014 Consistent Return of Capital to Shareholders Cumulative Capital Returned to Shareholders ($mm) 2009 2010 2011 2012 2013 2014 27.6 26.1 24.5 23.1 22.0 20.8

Strategic Transformation and Continued Operating Momentum Positions The Children’s Place for Success 20 “For longer-term investors that can look into the 2H of 2015 and 2016, we do see a pathway to margin expansion from mid-single digits into the mid-to-high single digit zone over the next couple of years. We remain attracted to self-help driven, systems-based retail recoveries, especially when coupled with fleet rationalization and investments in next-gen platforms including e-com and mobile.” - Piper Jaffray, February 18, 2015 “While margins remain compressed near term, Place is poised to drive significant GM upside in 2H15. The new SAP system will optimize inventory buys, and management has purchased units down HSD for the 2015 Back to School period, which should alleviate markdown pressure and drive higher average unit retail (AUR).” - Bank of America, March 12, 2015 “Longer term story remains compelling, with numerous initiatives starting to play out - systems, wholesale, international, outlet, newborn. - Oppenheimer, March 1, 2015

Agenda 21 I. TCP Strategy for Transforming the Company to a Global Omni-Channel Brand II. Through the Transformation, Record of Delivering Value to Shareholders III. Highly Qualified Board and Enhanced Corporate Governance V. Concluding Remarks IV. Macellum / Barington Proxy Fight

Strong Record of Corporate Governance Strong Record of Corporate Governance Independent Leadership and Oversight •7 of 8 Directors are independent •Five new Directors added since 2011, including two in 2014 Executive Compensation Built Upon Shareholder Feedback •Redesigned long-term incentive plan •Instituted new performance metrics for performance-based equity awards •Established a 3-year cliff vesting performance period •Eliminated single trigger equity vesting going forward upon change of control Shareholder Engagement •Track record of proactive, ongoing shareholder dialogue •Demonstrated responsiveness to shareholder feedback Strong Record of Enhancing Corporate Governance •Declassifying Board of Directors •Separate Chairman and CEO roles •Enhanced stock ownership guidelines for executives and Directors The Children’s Place’s Strong Corporate Governance Ensures Board and Management Accountability 22

Executive Compensation Policy Closely Aligned With Performance and Built Upon Shareholder Feedback

Majority of 2014 Compensation Performance-Based



CEO Compensation
Salary
16 %
Performance Based Comp
84 %
Other NEOs Average Compensation
Salary
17 %
Performance Based Comp
83 %
= Performance-Based (PRSUs + Bonus)
= Base Salary

Company Compensation Guidelines

- ✓ CEO compensation in fiscal 2014 was in-line with Peer Group's[1] CEOs and our other NEOs
- ✓ Alignment of compensation and performance—CEO compensation in fiscal 2014 was aligned with TSR performance - 1 year TSR was in the 80th percentile of the Peer Group[1]
- ✓ CEO compensation in fiscal 2014 was predominantly performance-based as the Company continues through a critical period of implementing its strategic initiatives

Recent Updates to Executive Compensation Plan

- Engaged extensively with shareholders in 2013, 2014 and continuing in 2015 to seek direct feedback following recent say-on-pay proposal votes
- The Board of Directors also retained an independent compensation consultant (Semler Brossy) to conduct a comprehensive review
- Following extensive engagement and review, the Board implemented broad changes to the PLCE's executive compensation framework
  - Enhanced proportion of performance-based vs time-based awards
  - 100% of CEO equity opportunity now performance-based
  - Introduction of 3-year EPS and TSR-based performance metric relative to peers (previously based on adjusted operating income)
  - Increased CEO stock ownership guideline from 3x to 5x annual base salary
  - Instituted a minimum equity holding period requirement

[1] *Peer group consists of: Aeropostle, American Eagle, Ann, Ascena, Buckle, Carter's, Chico's FAS, DSW, Express, Finish Line, Kate Spade, G-III Apparel Group, Men's Warehouse, Stage Stores*

23

THE CHILDREN'S PLACE

Highly-Qualified Board with the Right Mix of Experience •Balanced Mix of Long-Term and Fresh Perspective –Average tenure is 3.75 years –Two new Board members added in 2014 –All Directors other than the CEO are independent •Majority of Board members possess significant retail / operating / finance experience –Successful track records of affiliation with top companies in the retail industry –Broad range of experience including executive leadership, strategy, international, finance and organizational behavioral •Active and Engaged Directors –Overseeing the execution of Children’s Place’s plan to deliver superior results, higher growth, and higher value •All directors are shareholders, all directors are subject to stock holding requirements Track Record of Adding Fresh Perspective Right Mix of Skills and Experience Operations Retail Finance 3 Directors 3 Directors 2-5 Years 5-7 Years 2 Directors<2 Years J ane Elfers (CEO) Norman Matthews (Chairman) Joseph Alutto Susan Griffith Joseph Gromek Kenneth Reiss Stanley Reynolds Susan Sobbott

Norman Matthews – Chairman The Children’s Place Board of Directors Age: 82 Director since 2009; Independent Member of the Compensation Committee and Nominating and Corporate Governance Committee Former President of Federated Department Stores (1987-1988) Other Directorships: Henry Schein (2002-current), Spectrum Brands (2010–current), Duff & Phelps (2012–current), and Party City (2013-current) Susan Griffith Age: 50 Director since 2012; Independent Member of the Compensation Committee and Nominating and Corporate Governance Committee Personal Lines COO for The Progressive Corporation Kenneth Reiss Age: 72 Director since 2012; Independent Chair of Audit Committee Other Directorships: Harman International Industries (2008–current) Retired partner of Ernst & Young (1977-2003) Joseph Gromek Age: 68 Director since 2011; Independent Chair of Compensation Committee Former President and CEO of The Warnaco Group (2003-2012) and Brooks Brothers (1996-2002) Other Directorships: Wolverine World Wide (2008– current), Tumi Holdings (2012– current) (Chairman of the Board since December 2013), and Guess (2014– current) Stanley W. Reynolds Age: 50 Director since 2014; Independent Member of Audit Committee CFO of 7-Eleven (2005–current), Treasurer (2001-2005) Susan Sobbott Age: 50 Director since 2014; Independent Member of Audit Committee President of the Global Corporate Payments Division of American Express (2014-current) President of American Express OPEN (2004-2014) Jane Elfers – President and CEO Age: 54 Director since 2010 President and CEO of The Children’s Place (Jan 2010-current) President and CEO of Lord & Taylor (May 2000-Sep 2008) Over 30 years of experience as a retail executive, having begun her career with Macy’s Joseph Alutto Age: 73 Director since 2008; Independent Chair of Nominating and Corporate Governance Committee Other Directorships: M/I Homes (2005– current) Interim President (2013-2014) and Provost (2007-2013) at The Ohio State University Professor of Organizational Behavior at The Ohio State University Management and Leadership Experience Board Experience 25 2015 Board Nominees

Stanley W. Reynolds Susan Sobbott •Age: 50 •Independent Director since 04-Nov-2014 •Member of Audit Committee •Joined 7-Eleven in 1977; served as CFO since 2005 •Qualifies as an “audit committee financial expert” under SEC rules Biography and Qualifications Two New Directors Joined the Board in 2014, Reinforcing Track Record of Adding New Perspectives Biography and Qualifications EVP and CFO “Mr. Reynolds provides the Company with years of senior level executive experience in global retail operations with a focus on finance and accounting, international operations, and global supply chain management and distribution. Mr. Reynolds has a track record of successfully developing, implementing and overseeing long-term strategic business plans that encompass and balance global operations and growth with efficient and effective capital allocation.” •Age: 50 •Independent Director since 12-Jun-2014 •Member of Audit Committee beginning in 2015 •Serves as President of the Global Corporate Payments Division of AmEx since 2014 •Previously President of AmEx OPEN (2004-2014) “Ms. Sobbott brings to the Company leadership experience in developing and executing business strategies in such areas as new product innovation, business development, and relationship management. In these roles, Ms. Sobbott has developed and overseen growth strategies at a global company focused on superior customer service, compelling product offerings, technology and digital initiatives, and sophisticated advertising and promotion campaigns.” President of the Global Corporate Payments Division of American Express 26 Source: Company Proxy Filing “As Chief Financial Officer of 7-Eleven for over nine years, I’ve had a great deal of experience developing and implementing long-term strategic business plans that drive growth and efficiently and effectively deploy capital. I’ve been fortunate to have the opportunity to leverage what I’ve learned – and continue to learn – at 7-Eleven in the business and finance areas to provide guidance on The Children’s Place’s transformation strategy, particularly in the areas of store fleet optimization, international expansion and licensing, supply chain management and capital allocation.” – Stanley W. Reynolds “I’ve spent much of my career overseeing growth strategies focused on compelling product offerings, customer service, technology and digital initiatives, and targeted advertising and promotional campaigns. I’ve drawn on those experiences to collaborate with colleagues on The Children’s Place’s Board and management team. We’ve made great strides as we have upgraded systems and technology, and strengthened customer interactions, inventory management, planning, allocation, global sourcing, logistics and distribution.” – Susan Sobbott

Agenda 27 I. TCP Strategy for Transforming the Company to a Global Omni-Channel Brand II. Through the Transformation, Record of Delivering Value to Shareholders III. Highly Qualified Board and Enhanced Corporate Governance V. Concluding Remarks IV. Macellum / Barington Proxy Fight

Macellum & Barington Have Not Sought to Have Constructive Engagement with The Children’s Place Rather, Macellum & Barington have sought to use public attacks and threats to press their agenda 22-Jul: Investor phone call with Barington; no concerns raised 17-Dec: Investor phone call with Macellum; no concerns raised 6-Apr: Norman Matthews has a phone call with Macellum & Barington discussing Board composition 9-Apr: Norman Matthews informs Macellum & Barington that the Board has rejected their request for Board representation 28 2014 2015 Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr 26-Jun: Investor phone call with Barington; no concerns raised17-Oct: Investor phone call with Macellum; no concerns raised 11-Mar: Macellum & Barington publically send letter to Board of Directors 10-Apr: Macellum & Barington deliver a Nomination Letter to the Company, nominating Janet Grove, Seth Johnson and Robert Mettler to the Board Despite Opportunity for Constructive Engagement, Macellum & Barington have focused on public pressure tactics

Macellum & Barington’s Platform is Based on Misrepresentations and Misleading Analyses 29 ×Company’s stock price has significantly underperformed its peers Stock is up over 100% and has outperformed specialty retail peers and S&P 500 since Jane Elfers joined the Company1 Is trading near its 8-year high Macellum & Barington only compare the Company to Carter’s, one hand-picked peer that is predominantly infant-focused and wholesale oriented ×Company’s operating performance has been in decline under current management Macellum & Barington ignore the dramatic market changes in the kid’s apparel sector Company operational performance compares very positively to ‘toddler-to-teen’ apparel peers (Gymboree, Justice and Oshkosh) ×The Company lacks an effective Board Board has established a strong record of corporate governance and responsiveness to shareholders as evidenced by the declassification, the separation of the CEO and Chairman roles, enhanced stock ownership guidelines for executives and independent Directors, and other best practices Board has been responsive to shareholder feedback and the performance-based executive compensation program reflects the Board’s meaningful dialogue with our shareholders

Macellum & Barington’s Platform is Based on Misrepresentations and Misleading Analyses 30 The Facts Macellum & Barington Myths ×The Company has made merchandising mistakes Company developed long-term strategic plan to transform the Company into a leading global, omni-channel children’s apparel brand Strong product offerings have been consistently well received by customers, evidenced by the Company’s ability to maintain the #1 market share in specialty children’s apparel retailing every year since 2010 Developed contemporary sourcing strategy to address significant changes that were occurring globally ×Poor capital allocation Continue to reward shareholders through capital return in the form of a dividend and share repurchase Returned $493mm to shareholders since the Board authorized the capital return program in 2009 Strategic in use of capital, making significant investments in business systems On track with investments and have delivered on all major milestones on schedule ×Company failed to deliver on inventory promise Analysis does not take into account the change in inventory accounting methodology, in 2012 the Company changed from retail to cost method Strategic shift in product mix to higher concentration of basics also contributed to increase in inventory Finally, from 2010 to 2014, $37mm of $58mm inventory increase is due to an increase in in-transit inventory associated with navigating through the West Coast port strike

Macellum & Barington’s Platform is Based on Misrepresentations and Misleading Analyses 31 The Facts Macellum & Barington Myths ×High management turnover When Jane joined, the Company lacked effective leadership, had no guiding strategy, and inventory management, financial systems and supply chain technologies were abysmal or simply did not exist Since then, Jane and her team have led a remarkable and ongoing transformation. This required a significant upgrade to personnel throughout the organization, which Jane led very effectively We are pleased with our leadership, we believe we have the right people in place to continue driving success ×Excessive CEO compensation In fiscal 2014, 84% of CEO’s total compensation was performance-based In line with the CEO compensation of Peer Group, ranking in the 52nd percentile (compared to 2013 proxy peer group CEO total compensation), while TSR for fiscal 2014 was in the 80th percentile Extensive engagement has resulted in a compensation program based upon shareholder feedback ×The Company moved its annual meeting to limit time available to shareholders Did not move the date of our annual meeting up two weeks. Rather, we scheduled our 2015 Annual Meeting of Shareholders within our typical window (over the last 5 years, our annual meeting has taken place on varying dates between May 20 and June 13) Importantly, when we announced our annual meeting date for 2015, we ensured that shareholders had a full 15 day period within which to nominate directors, versus the 10-day period in our bylaws

In addition, Macellum & Barington’s Preliminary Proxy Is Inaccurate 32 ×Jane Elfers’ total compensation over the last three years was $42.6 million False; the aggregate compensation listed for Ms. Elfers (the $42.6 million referenced) covers a four-year period, not a three-year period Fails to reference substantial engagement by the Company’s board and the foundation of the current compensation policy on shareholder feedback ×Attempted to work constructively with the Company to avoid a proxy contest Macellum & Barington failed to engage in any substantive manner prior to the release of an aggressively worded letter on March 11, 2015 Provided no evidence of their attempt to “work constructively” with the Company ×Based on their analysis, the Company can more than double its EPS within the next three years Misleading and wholly unsubstantiated ×The Company is accelerating store growth The Company has closed 147 stores and has announced its intention to close an additional 124 stores through 2017

In addition, Macellum & Barington’s Preliminary Proxy Is Inaccurate 33 ×Since 2010, the Company is on its fourth CFO Although factually correct, it is a misleading statement The incumbent CFO was replaced upon Ms. Elfers’ appointment as CEO and its newest CFO, Anurup Pruthi, was appointed upon the promotion of the Company’s former CFO, Michael Scarpa, to Chief Operating Officer, a role he continues to serve ×Jane Elfers’ has steadily sold much of the stock she has been awarded Ms. Elfers maintains a large ownership position in The Children’s Place, with over 1.1% of the outstanding stock, and her compensation is closely aligned with the Company’s performance and shareholder interests Other than to cover taxes related to vesting equity in the Company, Ms. Elfers has sold shares only once. Currently, Ms. Elfers holds 76% of shares granted, net of any sales to cover taxes ×Jane Elfers inherited a strong Company False; many aspects of the Company were in disarray when Jane joined. The Company lacked effective leadership, had no guiding strategy, and inventory management, financial systems and supply chain technologies were abysmal or simply did not exist Since, Jane and her team have led a remarkable and ongoing transformation of The Children’s Place to make us into a leading, omni-channel children’s apparel brand

Macellum & Barington Seek to Remove Strong Leaders with Critical Skills Macellum & Barington Are Targeting Directors with Significant Leadership Roles, Committee Responsibilities, and Skills Critical to Company’s Transformation 34 Norman Matthews Stanley W. Reynolds Strong Management and Board Experience Key Board Responsibility: Chairman of the Board of Directors Key Board Responsibility: Member of Audit Committee “Mr. Reynolds provides the Company with years of senior level executive experience in global retail operations with a focus on finance and accounting, international operations, global supply chain management and distribution. Mr. Reynolds has a track record of successfully developing, implementing and overseeing long-term strategic business plans that encompass and balance global operations and growth with efficient and effective capital allocation.” “Mr. Matthews possesses an extensive knowledge of the apparel and retail industries and corporate governance practices from his years as a senior executive and a member of the boards of directors of several public companies. Mr. Matthews’ experience provides him with a deep understanding of corporate governance processes and trends, and the complex strategic, risk and other oversight responsibilities associated with the role of the chairman of a public company.” Source: Company Proxy Filing •Independent Director •Member of Compensation, Nominating and Corporate Governance Committees •Strategic oversight and importance to senior management •Steward of transformation •Named one of eight outstanding directors by the Outstanding Director Exchange in 2005 •Independent Director •Serves as the EVP and CFO for 7-Eleven •Fresh perspective •International experience •Relevant to becoming a leading global omni-channel retailer •Qualifies as an “audit committee financial expert” under SEC rules

Macellum & Barington's Nominees Offer No Differentiated Value to The Children's Place Board

Seth R. Johnson	Robert Mettler
✕ CEO of Pacific Sunwear from April 2005 to September 2006, during Mr. Johnson's tenure Pacific Sunwear significantly underperformed with shares declining ~45% from April 2005 – Oct 2006 ✕ After Mr. Johnson abruptly resigned from Pacific Sunwear with no reason given the company's stock price jumped 7.2% the day the news was announced ✕ Mr. Johnson has a clear conflict of interest as he currently serves as director of Tilly's	✕ Mr. Mettler was a senior executive at Sears during a period of significant underperformance for Sears ✕ After seven years as President of Merchandising at Sears, Mr. Mettler was ousted in September 1999 after sales and profit margins began to significantly weaken and customers began shopping elsewhere ✕ Mr. Mettler serves on no public company Boards ✕ Mr. Mettler lacks relevant experience necessary for a global omni-channel specialty retailer

The Children's Place Board Conducted Background Checks and Detailed Professional Reviews of Macellum & Barington Nominees

35

THE CHILDREN'S PLACE

Agenda 36 I. TCP Strategy for Transforming the Company to a Global Omni-Channel Brand II. Through the Transformation, Record of Delivering Value to Shareholders III. Highly Qualified Board and Enhanced Corporate Governance V. Concluding Remarks IV. Macellum / Barington Proxy Fight

Driving a Transformation, Delivering Results 37 Executing a clearly defined transformation strategy to continue to drive shareholder value Outperformed the market and peers since Jane Elfers was announced, and growing momentum for continued outperformance Stock is currently near an eight-year high, reflecting market’s recognition of the progress made Engaged and independent board, with track record of adding new perspectives Best-in-class management team in place to deliver on our strategy for shareholders